EXHIBIT 99.1

FOR IMMEDIATE RELEASE

LADENBURG ANNOUNCES CEO RICHARD LAMPEN TO SERVE AS CHAIRMAN

MIAMI — September 20, 2018 — Ladenburg Thalmann Financial Services Inc. (NYSE American: LTS, LTSL, LTS PrA, LTSF, LTSK) (“Ladenburg”) announced today that its Board of Directors has appointed Richard Lampen, Ladenburg’s President and Chief Executive Officer, to serve as Chairman of the Board, replacing Dr. Phillip Frost. Adam Malamed, Ladenburg’s Executive Vice President and Chief Operating Officer, will join the Board of Directors.

Dr. Phillip Frost said, “I have decided to retire from the Ladenburg Board and will concentrate my efforts on OPKO Health and my philanthropic interests. As a long-term shareholder, I am confident in Ladenburg’s outlook and look forward to its continued growth and success.”

“We thank Phil for his service to Ladenburg and its shareholders over the past 14 years,” said Richard Lampen. “Ladenburg would not be where it is today without his many contributions, and his presence in the boardroom will be sorely missed.”

Mr. Lampen continued, “Our business is robust, and the company remains well-capitalized. Ladenburg’s book value exceeds $390 million, the Ladenburg entities hold approximately $250 million of cash, and the company is focused on building on its successes and delivering value to shareholders.”

About Ladenburg

Ladenburg Thalmann Financial Services Inc. (NYSE American: LTS, LTSL, LTS PrA, LTSF, LTSK) is a publicly-traded diversified financial services company based in Miami, Florida. Ladenburg’s subsidiaries include industry-leading independent advisory and brokerage (IAB) firms Securities America, Triad Advisors, Securities Service Network, Investacorp, and KMS Financial Services, as well as Premier Trust, Ladenburg Thalmann Asset Management, Highland Capital Brokerage, a leading independent life insurance brokerage company, Ladenburg Thalmann Annuity Insurance Services, a full-service annuity processing and marketing company, and Ladenburg Thalmann & Co. Inc., an investment bank which has been a member of the New York Stock Exchange for over 135 years. The Company is committed to investing in the growth of its subsidiaries while respecting and maintaining their individual business identities, cultures, and leadership. For more information, please visit www.ladenburg.com.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future growth. These statements are based on management’s current good faith expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, including the SEC’s proposed rules and interpretations concerning the standards of conduct for broker dealers and investment advisers when dealing with retail investors, future cash flows, a change in the Company’s dividend policy by the Company’s Board of Directors (which has the ability in its sole discretion to increase, decrease or eliminate entirely the Company’s dividend at any time) and other risks and uncertainties affecting the operation of the Company’s business. These risks, uncertainties and contingencies include those set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017 and other factors detailed from time to time in its other filings with the SEC. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that the Company’s quarterly revenue and profits can fluctuate materially depending on many factors, including the number, size and timing of completed securities offerings and other transactions. Accordingly, the Company’s revenue and profits in any particular quarter may not be indicative of future results. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise, except as required by law.

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Media Contacts:

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Haven Tower Group

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